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SCHEDULE 14A

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PERICOM SEMICONDUCTOR CORPORATION

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Pericom Semiconductor
Enabling High-Speed Serial Connectivity
Investor Presentation
November 2015
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Forward Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.
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Additional Information and Where to Find It
Pericom has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Pericom at which the Pericom shareholders will consider certain proposals regarding the potential acquisition of
Pericom by Diodes Incorporated (the “Special Meeting Proposals”). Pericom and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from
Pericom’s shareholders in connection with the Special Meeting Proposals.
SHAREHOLDERS OF PERICOM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.
The definitive proxy statement and other relevant documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from
Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.
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Table of Contents
Introduction: The Pericom Board’s Recommendation to Shareholders
Background of Sale Process and Chronology of Discussions with Diodes and Montage
Diodes Transaction Overview
Risks Associated with Montage Offer
The Pericom Board’s Unanimous Decision to Reject the Montage
Offer and Recommend the Diodes Transaction
Appendix
¡ Key Parties
¡ CFIUS Considerations
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Introduction:
The Pericom Board’s Recommendation to Shareholders
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The Pericom Board’s Recommendation
The Pericom Board of Directors is pleased to have received two offers for the Company, both at attractive premiums
After careful and deliberate consideration, the Pericom Board of Directors determined that the Montage offer was not a Superior Proposal to the transactions contemplated by the Diodes Merger Agreement given the significant risks associated with the Montage offer, despite working closely with Montage
The Pericom Board of Directors unanimously recommends that Pericom shareholders approve the Diodes Merger Agreement and related matters
“Value is not value if it is not ultimately paid”
- Leo E. Strine, former Vice Chancellor of the Court of Chancery of the State of Delaware
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The Pericom Board’s Fiduciary Duty
The Pericom Board of Directors has a duty to Pericom’s shareholders to consider the likelihood of completing a transaction in assessing the overall value of an offer
Consistent with its fiduciary duties, the Pericom Board consulted extensively with its independent financial advisors and outside legal counsel
¡ At the instruction of the Board, Pericom’s management, independent financial advisors, and outside counsel repeatedly requested greater assurances from Montage to address the Board’s clearly communicated concerns about various risks
¡ Those risks included significant uncertainty regarding financing, regulatory approval, enforceability, and ability to close a transaction in a reasonable timeframe or at all
¡ Despite numerous requests, Montage was not able to address the Board’s concerns and provide the requisite assurance of its ability to finance and close a transaction with Pericom
Based on these factors, the Pericom Board concluded that the additional premium represented by the revised Montage offer is insufficient to outweigh the significantly higher risk that the Montage offer does not close
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Comparison of Diodes and Montage Offers

	Diodes Agreement	Montage Proposal
Financing Certainty	✓ Fully funded credit agreement and term loan from Bank of America	One-page financing letters which are subject to broad and vague conditions, making any “commitment” effectively meaningless
Requires HSR, CFIUS, Taiwan, and PRC approvals
Regulatory Requirements	✓ None required	Taiwan will almost certainly require divestiture of Taiwanese assets
	✓ No issue – fully committed financing, Delaware corporation and significant assets in the U.S.	One-page financing letters subject to laws of PRC
Enforceability		Montage is a Cayman Islands company and has no meaningful assets in the U.S.
Time-to-Close	✓ Expected to close in the fourth calendar quarter of 2015 (+est. closing November 23, 2015)	3-6 months for regulatory approval and may take considerably longer
Montage has requested almost one full year to obtain regulatory approvals

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Background of Sale Process and Chronology of Discussions with Diodes and Montage
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Highly Competitive Market Focused on Scale
Ongoing consolidation within the semiconductor industry
Increasing importance of scale in a competitive market environment
Few targets for Pericom to execute its inorganic growth
Pericom’s competitors are significantly larger with many more resources
Note: Company filings and Capital IQ estimates as of October 29, 2015.
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Rigorous, Objective, and Competitive Process
Well-advised, strategic process
During 18 months in 2014-2015, reached out to 23 potential partners that have a strategic fit with Pericom
Met with 12 potential partners and signed 3 NDAs
Established Transaction Committee to advise on outreach process and make recommendations on any potential transactions
Retained independent financial and legal advisors (Cowen and Company and Latham & Watkins LLP, respectively)
The Board has carefully discussed and considered all options available to Pericom over the course of 15 meetings over 4 months
The Board and Management, which collectively own more than 10% of Pericom, have the same incentive as other shareholders to maximize value
Side-by-Side negotiations with Diodes and Montage
No exclusivity provided to any party
Provided dataroom access and draft definitive agreement to both parties at the same time
Provided same level of due diligence details and management access to both parties
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Background of Sale Discussions

2014—2015	Management, through its financial advisors, reached out to 23 potential parties, met with 12 parties, including Diodes, and signed 3 NDAs.
March 13, 2015	Pericom meets with Montage, who expressed an interest in exploring a potential acquisition of Pericom.
May 18, 2015	Diodes delivered a written non-binding indication of interest to acquire the Company for $16.10 per share in cash.
June 11, 2015	Montage contacted Pericom to express their interest in a potential acquisition of the Company.
July 10, 2015	Montage presented Pericom with a written non-binding indication of interest of $17.00 per share in cash.
July 13, 2015	After negotiating, Diodes communicated its final offer of $17.00 per share.
July 17, 2015	After negotiating, Montage communicated its final offer of $18.00 per share.
July 24, 2015	Pericom provided access to an online dataroom and an initial draft of a proposed merger agreement to both Diodes and Montage.
July 24 –September 1, 2015	Engaged with Diodes and Montage in due diligence and negotiations over the definitive agreement. Made repeated requests to Montage to address Board’s concerns with
Montage’s proposed definitive agreement, which were never adequately addressed.
September 2, 2015	Merger agreement with Diodes executed at $17.00 per share with expected close in the fourth calendar quarter of 2015.
September 17, 2015	Pericom received an unsolicited offer and a revised draft of the merger agreement from Montage to acquire the Company for $18.50 per share.

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Chronology of Events Since Diodes Agreement

Diodes Merger Agreement executed	September 3, 2015
Preliminary Diodes Proxy filed	September 17, 2015
Pericom receives Offer Letter from Montage	September 17, 2015
SEC indicates intention to review Proxy	September 25, 2015
Pericom receives revised Offer Letter from Montage	September 30, 2015
SEC issues Comment Letter on Proxy	October 8, 2015
Proxy Supplement filed with additional disclosures	October 13, 2015
SEC issues Comment Letter on Proxy	October 22, 2015
Proxy Supplement filed with additional disclosures; Pericom Board of Directors formally rejects the Montage offer	October 26, 2015
Definitive Diodes Proxy filed	October 30, 2015
Shareholder meeting	November 20, 2015
Estimated closing	November 23, 2015

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Diodes Transaction Overview
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Transaction Overview

Per-Share Consideration:	$17.00 Per Share Cash Offer, No Financing Contingency
Total Value(1):	$395.4 Million
Valuation Premium:	39.6% to $12.18 (9/2/15, 1-day prior to announcement)
39.3% to $12.20 (30-day VWAP)
Strategic Buyer:	Diodes Incorporated
Market Cap (as of 11/2/15): $1.1B
Transaction Timing:	Pericom Shareholder Meeting: November 20, 2015
No HSR or Other Regulatory Approvals Required
Merger Agreement Terms:	Straightforward Strategic Cash Merger
Estimated Closing Date:	November 23, 2015

(1): Fully Diluted, based on 23,257,099 diluted shares outstanding as of October 30, 2015
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Offer Price Represents a Significant Premium
Offer Price Exceeds 5-year High

Pericom Trading Statistics	Price	Offer ($17.00) Premium
As of 9/2/15	$12.18	39.6%
30-Day VWAP	$12.20	39.3%

76% Enterprise Value premium to 1-day prior to announcement; excludes the effects of cash
Note: Capital IQ as of September 2, 2015.
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Risks Associated with Montage Offer
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Summary of Montage Offer Risks

Montage Proposal ($18.50)
Financing Certainty	1-page financing letters are subject to broad and vague conditions that provide lenders with excessive discretion to withdraw their financing
No real “commitment” at all
Regulatory Requirements	Subject to HSR, CFIUS, Taiwan, and PRC regulatory approvals; expected requirement to divest Taiwanese assets
Enforceability	1-page financing letters subject to laws of PRC
Montage is a Cayman Islands company with no meaningful assets in the U.S.
Time-to-Close	Montage has requested almost one full year to obtain regulatory approvals
Regulatory approvals may never be provided, in which case, the transaction may ultimately never close
Long time-to-close increases risk that Montage cannot or chooses not to close, potentially leaving Pericom shareholders with nothing but a meager $21.5 million reverse breakup fee as compensation

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Montage Offer // Lack of Financing Certainty

Montage Proposal – Issues / Risks	Board Actions and Considerations
1-page financing letters from China Electronics Financial Co., Ltd. and Bank of China Shanghai Pudong Branch that lack the information or rigor typically seen in financing commitment documents	Since engaging in negotiations with Montage over the last 4+ months, repeatedly approached Montage and requested additional security of financing, such as:
¡ Full purchase price in escrow in the U.S.;
Broad and vague terms and conditions provide both lenders with excessive discretion to withdraw financing	¡ Barclays to finance the transaction, as they have done
for other clients in the past;
Financing from Bank of China is subject to evaluation by its committee and will not be issued until all the conditions are fully satisfied; neither the Bank of China
nor Montage have provided further details of those
conditions	¡ Letter of credit from a U.S. based bank or the U.S. branch of a Chinese bank; or

¡ Credit facility in place

Financing letter from China Electronics Financial Co., Ltd. expires on March 20, 2016 – prior to initial outside date of Montage’s proposal	Requested additional details regarding the vague conditions of the current financing letters
Requested a formal commitment letter with the rigor
typically seen in financing commitment documents and
necessitated by a transaction of this nature that outlines
all conditions to financing and is not subject to further
review
Lack of enforceable commitment outside of China; both 1-page financing letters are subject to the laws of the PRC

Fully financed transaction (Diodes) vs. 1-page financing letters (Montage)
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Montage Offer // Significant Regulatory Requirements

Montage Proposal – Issues / Risks	Board Actions and Considerations
Subject to review by various regulatory bodies across 3 countries including HSR, CFIUS, Taiwan, and PRC approvals	Approached Montage multiple times to address regulatory concern
Expected to require divestiture of Pericom’s Taiwanese assets	Assets in Taiwan are a key component to the value of Pericom
Stressed to Montage that they engage with Taiwanese
Dismissive of needed Taiwan approvals	counsel to understand all regulatory requirements and
Did not fully contemplate remedy for Taiwan	potential remedies –which Montage has not done
PRC approvals require review by multiple entities, including MOFCOM, NDRC, SAFE, SASAC	Requested plans for obtaining approvals in Taiwan, including plans to either divest or shut down Taiwan – which Montage has not done
Montage’s proposal of an automatic 180-day extension	Recent cross-border transactions have faced extended
highlights their own uncertainty of gaining the necessary	timelines or headwinds to closing from CFIUS, including
approvals	ISSI / Uphill, Lumileds / GO Scale, and NXP (RF Power) /
✓ Granted “hell or high water” provision upon request, but	JAC Capital
this does not guarantee closing

Montage has not provided any further information regarding its plans for successfully obtaining such approvals in an environment of increasing regulatory scrutiny
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Montage Offer // Enforceability

Montage Proposal – Issues / Risks	Board Actions and Considerations
Both one-page financing letters are subject to the laws of the PRC, creating significant uncertainty with respect to the ability to enforce such letters	Enforceability of U.S. judgments is difficult at best, as acknowledged by Montage in its own Registration Statement in connection with its IPO*
Montage has no meaningful assets in the United States, and in fact has most of its assets in China	Suggested having the full purchase price in escrow in the U.S. or a letter of credit from a U.S. based bank or the
✓ Agreed to $21.5 million reverse breakup fee to be escrowed in the U.S., which might be all that Pericom shareholders get if Montage cannot or chooses not to close	U.S. branch of a Chinese bank Lack of Montage assets in the U.S. reduces the value of the “hell or high water” commitment as a result of Pericom’s potential inability to enforce such commitments
If the deal does not close, Pericom would only receive a meager $21.5 million reverse breakup fee as compensation

*“We are a Cayman Islands company and substantially all of our assets are located outside of the United States. A significant portion of our assets and operations are conducted in the [sic] China and substantially all of our revenue has been generated outside the United States, particularly through sales in Hong Kong. … As a result, it may be difficult or impossible for you to bring an action against us or [our directors or officers] in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.”
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Montage Offer // Timing Risk and Closing Uncertainty
Diodes Agreement
Shareholder Vote (November 20, 2015)
Expected to close within two business days following the vote
Regulatory Approval Period (3-6 months)
Uncertainty of Montage Proposal
Financing and enforceability risks
Regulatory approval to take at least 3–6 months and may take considerably longer
Montage’s proposal gives Montage up to almost one full year to obtain regulatory approvals
Such regulatory approvals may never be provided, in which case the transaction with Montage may ultimately never close
4Q15 (Diodes) vs. closing uncertainty (Montage)
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Behavior of Montage Throughout the Process
Diodes
Throughout the process, Diodes has worked swiftly through due diligence and efficiently through negotiation of the definitive agreement
Montage
Despite multiple meetings in Shanghai and calls between CEOs, receiving access to the dataroom and a draft definitive agreement at the same time as Diodes, and repeated requests over several months by Pericom, its financial advisors, and its legal counsel, Montage has:
¡ Consistently failed to meet deadlines and target dates Montage itself set; for example, Montage initially targeted a signing date of August 6, then eventually postponed to August 31, both of which Montage missed¡ Been slow to conduct due diligence; for example, Montage was not willing to participate in an organizational call until August 4, the initial target signing date of August 6 notwithstanding¡ Been slow to provide comments and negotiate key business terms on the proposed definitive agreement¡ Failed to provide the requisite evidence of its ability to secure committed financing, which Montage stated would be in place by August 31 (the revised target signing date)
Montage’s failure to meet self-imposed milestones throughout the process creates significant doubts about Montage’s ability to obtain needed funding and to ultimately close a transaction –resulting in a significant risk to Pericom shareholders
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The Pericom Board’s Unanimous Decision
To Reject the Montage Offer and Recommend the Diodes Transaction
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Comparison of Diodes and Montage Offers

	Diodes Agreement	Montage Proposal
Financing Certainty	✓ Fully funded credit agreement and term loan from Bank of America	One-page financing letters which are subject to broad and vague conditions, making any “commitment” effectively meaningless
Requires HSR, CFIUS, Taiwan, and PRC approvals
Regulatory Requirements	✓ None required	Taiwan will almost certainly require divestiture of Taiwanese assets
	✓ No issue – fully committed financing, Delaware corporation and significant assets in the U.S.	One-page financing letters subject to laws of PRC
Enforceability		Montage is a Cayman Islands company and has no meaningful assets in the U.S.
	✓ Expected to close in the fourth calendar quarter of 2015 (est. closing November 23, 2015)	3-6 months for regulatory approval and may take considerably longer
Time-to-Close		Montage has requested almost one full year to obtain regulatory approvals

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Board Recommendation
Consistent with its fiduciary duties to the Company’s shareholders, the Pericom
Board consulted extensively with its independent financial advisors and outside legal counsel
The Pericom Board of Directors unanimously recommends that Pericom shareholders approve the Diodes Merger Agreement and related matters
¡ $17 offer price a significant premium to historical trading¡ Lack of revenue growth of Company over past 7 fiscal years¡ Ongoing consolidation within the semiconductor industry
¡ Increasing importance of scale in a competitive market environment¡ Few targets for Pericom to execute its inorganic growth
¡ Superior to Montage offer, given enhanced financing, enforceability, regulatory and timing risks associated with the Montage offer
“Value is not value if it is not ultimately paid”
- Leo E. Strine, former Vice Chancellor of the Court of Chancery of the State of Delaware
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Thank you!
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Appendix
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A. KEY PARTIES
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Pericom Semiconductor Overview

Business Overview	Corporate Overview

Worldwide semiconductor supplier specializing in the timing, switching, signal conditioning and bridging of serial high speed signals
Comprehensive timing and connectivity solutions for networking, computing, consumer, and industrial applications	Founded in 1990; IPO 1997 (PSEM) on Nasdaq Headquarters: Milpitas, CA Sales offices in US, Taiwan, China, Korea, Singapore, Japan, and UK 900 employees; over 100 patents

Product / Manufacturing Overview	Financial Overview

Large portfolio of clock tree solutions Offers a USB type C connector In-house design centers in Asia and North America Fabless/subcon assembly/test manufacturing model for IC’s	FY15 (ended 6/30/15) revenues of $129M FY15 Gross Margin of 44.9% Cash and short-term investments of $129M at June 30, 2015

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Pericom Semiconductor Overview

Business Overview	Corporate Overview
A leading global manufacturer and supplier of high-quality application specific, standard products within the broad discrete, logic and analog semiconductor markets
Serves the consumer, computing, communications, industrial, and automotive markets	Founded in 1959; Listed (DIOD) on Nasdaq Headquarters: Plano, TX Offices in Asia, Central America, Europe, North America, South Africa, and South America 6,800 employees
Product / Manufacturing Overview	Financial Overview
Offer products such as diodes, rectifiers, power switches, LED drivers, and low voltage CMOS Multiple efficient packaging facilities throughout the world Two discrete fabs and two analog fabs	LTM (as of 6/30/15) revenues of $883M LTM Gross Margin of 31.6% Cash and short-term investments of $220M at June 30, 2015

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B. CFIUS CONSIDERATIONS
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CFIUS Regulatory Filings
The Committee on Foreign Investment in the United States (“CFIUS”) is a
U.S. Government interagency committee with authority to review transactions involving control over a U.S. business by a foreign person
The scope of review is for potential national security implications arising from the foreign control
Submission of a Notice to CFIUS is voluntary, but CFIUS has the authority to initiate an investigation if no Notice is filed
CFIUS may determine that there are no national security concerns with the transaction, may impose mitigation terms to resolve any national security concerns with the covered transaction, or may send a report to the President recommending that the transaction be suspended or prohibited
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Recent CFIUS Headwinds
Koninklijke Philips NV announced sale of 80.1% of Lumileds to GO Scale Capital on March 31, 2015
¡ October 26, 2015 earnings release—announced that CFIUS has expressed unforeseen concerns
¡ “Philips and GO Scale Capital will continue to engage with CFIUS and will take all reasonable steps to address its concerns, but given these, the closing of the transaction is uncertain.”
¡ GO Scale Capital – consortium sponsored by China-based GSR Ventures and U.S.-based Oak Investment Partners. The deal’s consortium partners (all China-based) include Asia Pacific Resource Development, Nanchang Industrial Group and GSR Capital.
NXP Semiconductors announced sale of RF Power Business to
JianGuang Asset Management Co. Ltd (“JAC Capital”) on May 28, 2015
¡ October 13, 2015 – NXP announces that CFIUS would conduct a 45-day investigation of the sale (after initial 30-day review period)
¡ November 23, 2015 – NXP expects CFIUS investigation to be complete (~6 months since announcement)
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